UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 24, 2025, Incannex Healthcare Inc. (the “Company”) filed a prospectus supplement to increase the capacity of its existing “at-the-market” offering program (the “ATM”) by up to an additional $100 million. While this filing increases the available capacity under the ATM, the Company is under no obligation to issue any Shares pursuant to the program. The expanded facility is intended to enhance the Company’s financial flexibility, providing an efficient mechanism to access capital if, and when, deemed appropriate. Any utilisation of the ATM will be at the discretion of the Company, taking into account prevailing market conditions and strategic priorities.

As previously disclosed, the ATM is conducted pursuant to the Amended and Restated Sales Agreement, dated May 28, 2025 (the “Amended and Restated Sales Agreement”) by and among the Company, A.G.P./Alliance Global Partners (“A.G.P.”) and Curvature Securities, LLC (“Curvature,” and together with A.G.P, the “Sales Agents”).  Accordingly, pursuant to the prospectus supplement, the amount of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), that the Company may issue under the Amended and Restated Sales Agreement has been increased by up to an aggregate of $100 million of Shares. There can be no assurance that the Sales Agents will be able to complete future placements pursuant to the Amended and Restated Sales Agreement, even if instructed to do so. The number of Shares that the Company may ultimately sell under the Amended and Restated Sales Agreement, if it chooses to do so, will fluctuate based on a number of factors, including the market price of its common stock during the sales period, the limits it may set in any instruction to sell Shares, and the demand for its common stock during an applicable sales period.

Attached hereto as Exhibit 5.1 to this Current Report is the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., relating to the legality of the issuance and sale of the Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incannex Healthcare Inc.

Date: July 24, 2025	/s/ Joel Latham
	Name:	Joel Latham
	Title:	Chief Executive Officer and President

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